SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. ___)

Filed by the registrant	☒
Filed by a party other than the registrant	☐

Check the appropriate box:

[	]	Preliminary proxy statement.
[	]	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[	]	Definitive Proxy Statement.
☒		Definitive Additional Materials.
[	]	Soliciting Material Pursuant to §240.14a-12

IXIS ADVISOR FUNDS TRUST III

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

☒		No fee required.
[	]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[	]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

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For more complete information, including a prospectus, please contact your financial advisor. You may also view a current prospectus online, order literature through our site, or contact an Investor Service Representative at 800-225-5478. Investors should consider a fund’s objective, risks and expenses carefully before investing. This information, and other information, can be found in the fund’s prospectus. Please read the prospectus carefully before investing. Other expenses, including sales charges, apply to a continued investment in the fund and are described in the fund’s current prospectus.

The mutual funds referred to in this website are offered and sold only to persons who are eligible to purchase U.S. registered investment funds and are offered by prospectus only.

Copyright © 2007 IXIS Asset Management Distributors, L.P. - All rights reserved.   Privacy Policy | Business Continuity

Online Proxy Voting

Hansberger Global Investors, Inc. ("Hansberger") currently serves as sub-adviser to the Funds noted below. Because of a proposed change of ownership at Hansberger’s parent company, the existing sub-advisory agreements among IXIS Asset Management Advisors, L.P., Hansberger and the Funds will automatically terminate, should the change of ownership occur. In order for Hansberger to continue managing the Funds, the Funds must enter into new contracts with Hansberger which must be approved by shareholders. It is important to note that there will be no change in investment process, strategy or policy, and no change in the advisory or sub-advisory fee rates is being proposed.

Due to low shareholder participation, the special meeting of shareholders on January 19, 2007, was adjourned. The Funds will conduct a reconvened special meeting of shareholders, on February 6, 2007 at 2:00 p.m. Eastern time at the offices of IXIS Asset Management Advisors, L.P. The proxy statement provides information about the proposed new sub-advisory contracts.

• Proxy letter to shareholders* • Proxy statement* • Enter our Electronic Proxy Voting Center • Proxy Q&A	Please vote if you own shares in the following funds: IXIS Equity Diversified Portfolio IXIS Moderate Diversified Portfolio

Important note:

Please help your fund avoid
the expense of additional
solicitation by voting today.

If you own shares in more
than one account, you may
have received a separate card
for each account. These are
not duplicate cards; it is
important to vote each
account represented by the
proxy cards received.

Remember - your vote counts Your vote is extremely important, regardless of the number of shares you own. So, we ask that you please take a moment now to review the proxy statement and vote your shares. Please promptly vote your shares whether or not you plan to attend the meeting.

If you vote electronically, you do not need to mail your proxy card.

To help with the gathering of proxies, the Funds have engaged a professional proxy solicitation firm, The Altman Group. As the meeting date approaches and if we have not yet received your proxy, you may receive a phone call from The Altman Group encouraging you to vote your shares.

If you have any questions regarding the enclosed proxy statement, please feel free to call The Altman Group at 1-800-283-2519.

*	To download or print PDF files, you must have Adobe Acrobat Reader software on your computer. You may obtain this software free of charge at Adobe’s Web site.

For more complete information, including a prospectus, please contact your financial advisor. You may also view a current prospectus online, order literature through our site, or contact an Investor Service Representative at 800-225-5478. Investors should consider a fund’s objective, risks and expenses carefully before investing. This information, and other information, can be found in the fund’s prospectus. Please read the prospectus carefully before investing. Other expenses, including sales charges, apply to a continued investment in the fund and are described in the fund’s current prospectus.

The mutual funds referred to in this website are offered and sold only to persons who are eligible to purchase U.S. registered investment funds and are offered by prospectus only.

Copyright © 2007 IXIS Asset Management Distributors, L.P. - All rights reserved.   Privacy Policy | Business Continuity